SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                             November 18, 1999
                     _________________________________
                     (Date of earliest event reported)

                      Tumbleweed Communications Corp.
           ______________________________________________________
           (Exact name of Registrant as specified in its charter)

 Delaware                                     94-3336053
______________     _____________________    __________________
(State of          (Commission File No.)    (IRS Employer
Incorporation)                              Identification No.)

                               700 SAGINAW DRIVE
                        REDWOOD CITY, CALIFORNIA 94063
        ____________________________________________________________
        (Address of principal executive offices, including zip code)

                                 (650) 216-2000
            ____________________________________________________
            (Registrant's telephone number, including area code)


       _____________________________________________________________
       (Former name or former address, if changed since last report)



ITEM 5. OTHER EVENTS

      On November 18, 1999, Tumbleweed Communications Corp., a Delaware corporation ("Registrant"), entered into an Agreement and Plan of Merger, dated as of November 18, 1999 (the "Merger Agreement"), by and among Registrant, Keyhole Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Sub"), and Worldtalk Communications Corporation, a Delaware corporation ("Worldtalk"), pursuant to which Sub would merge with and into Worldtalk (the "Merger"), with Worldtalk remaining as the surviving corporation in the Merger.

      Upon the consummation of the Merger, (a) each outstanding share of Common Stock, par value $0.01 per share (the "Worldtalk Common Stock"), of Worldtalk will be converted into the right to receive 0.26 of a fully paid and nonassessable share of Common Stock, par value $0.001 per share (the "Tumbleweed Common Stock"), of the Registrant, and (b) each outstanding option to purchase Worldtalk Common Stock under Worldtalk's employee stock option plans will be assumed by Registrant.

      Consummation of the Merger remains subject to certain conditions, including the approval of the issuance of the Tumbleweed Common Stock by the stockholders of Registrant and the approval of the Merger by the stockholders of Worldtalk. The Merger is intended to be accounted for as a pooling of interests. A copy of the Merger Agreement, including the exhibits thereto, is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

      In connection with the execution of the Merger Agreement, certain stockholders of Tumbleweed collectively holding 11,754,426 shares of Tumbleweed Common Stock (representing approximately 54% of the currently outstanding Tumbleweed Common Stock) have entered into voting agreements, substantially in the form attached to this Form 8-K as Exhibit 2.1(D) (the "Tumbleweed Stockholders Agreement"), with Worldtalk, pursuant to which such stockholders have agreed, among other things, to vote such shares of Tumbleweed common stock to approve the Merger Agreement and the transactions associated with it at the related Tumbleweed special meeting of stockholders. Certain stockholders of Worldtalk collectively holding 6,630,165 shares of Worldtalk Common Stock (representing approximately 46% of the outstanding Worldtalk Common Stock) have entered into voting agreements, substantially in the form attached to this Form 8-K as Exhibit 2.1(A) (the "Worldtalk Stockholders Agreement"), with Tumbleweed, pursuant to which such stockholders have agreed, among other things, to vote such shares of Worldtalk Common Stock to approve the Merger Agreement and the transactions associated with it at the related special meeting of Worldtalk stockholders. Each of the Tumbleweed Stockholders Agreement and the Worldtalk Stockholders Agreement is incorporated herein by reference. The foregoing description of certain terms of the Tumbleweed Stockholders Agreement and the Worldtalk Stockholders Agreement is qualified in its entirety by reference to the full text of such agreements.

ITEM 3.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

      Registrant acquired an option (the "Option") to purchase the number of shares equal to nineteen and nine-tenths percent (19.9%) of the total number of shares of Worldtalk Common Stock issued and outstanding as of the date of the Merger Agreement, pursuant to a Stock Option Agreement dated November 18, 1999, between Worldtalk and Registrant (the "Worldtalk Option Agreement"). Pursuant to the Option, Registrant has the right, upon the occurrence of certain events specified in Section 2 of the Worldtalk Option Agreement, to purchase 19.9% of the Worldtalk Common Stock (or such greater number of shares of Worldtalk Common Stock equal to 19.9% of the then outstanding shares of Worldtalk Common Stock) for $10.527 per share, subject to certain customary anti-dilution adjustments. Notwithstanding any other provisions of the Worldtalk Option Agreement, the Total Profit (as defined in the Worldtalk Option Agreement) that Registrant may realize from the Option and pursuant to the termination fee under the Merger Agreement may not exceed an amount equal to $6,000,000. Upon the occurrence of certain events specified in the Worldtalk Option Agreement, Registrant may require Worldtalk to repurchase the Option. In addition, the Worldtalk Option Agreement grants certain registration rights to Registrant with respect to any shares of Worldtalk Common Stock acquired pursuant to the Option. The Worldtalk Option Agreement is attached to this Form 8-K as Exhibit 2.1(C) and is incorporated herein by reference. The foregoing description of terms of the Worldtalk Option Agreement is qualified in its entirety by reference to the full text of the Worldtalk Option Agreement.

      It is anticipated that, should the Option become exercisable and should Registrant determine to exercise the Option, Registrant would obtain the funds therefor from working capital or by borrowing from parties whose identity is not yet known.


ITEM 7.   EXHIBITS
------    --------

2.1 Agreement and Plan of Merger, dated as of November 18, 1999, by and among the Registrant, Keyhole Acquisition Corp. and Worldtalk Communications Corporation, together with exhibits thereto.

      (A) Form of Voting Agreement, by and among Registrant, Sub and certain stockholders of Worldtalk.
      (B)  Form of Noncompetition and Employment Agreement.
      (C)  Form of Stock Option Agreement, by and between Registrant and
           Worldtalk.
      (D) Form of Voting Agreement, by and among Worldtalk and certain stockholders of Registrant.
      (F)  Form of Employee Proprietary Information and Inventions
           Agreement.
      (G)  Form of Affiliate Agreement.

99.1  Press Release of Registrant, dated November 18, 1999.